Exhibit 4.4

EXECUTION VERSION

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is entered into as of February 13, 2012 by and among

(1)                                 AdChina Ltd., an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”),

(2)                                 the Domestic Entities (as defined below),

(3)                                 AdChina Holders I, LLC, a limited liability company duly incorporated and validly existing under the Laws of the State of Delaware (“LLC”),

(4)                                 GSR Ventures II, L.P., GSR Associates II, L.P. and Banean Holdings Ltd (together with its permitted successors and assigns, the “GSR Entities”),

(5)                                 Uhuru Capital LLC, a limited liability company duly incorporated and validly existing under the Laws of the State of Delaware (together with its permitted successors and assigns, “Uhuru Capital”),

(6)                                 Richmond China Media, L.P., a Delaware limited partnership duly incorporated and validly existing under the Laws of the State of Delaware (together with its permitted assigns and successors, “Richmond”),

(7)                                 News America Incorporated, a corporation duly incorporated and validly existing under the Laws of Delaware (together with its permitted assigns and successors, “News Corp.”),

(8)                                 Uhuru China Media LLC (together with its permitted assigns and successors, “Uhuru Media”);

(9)                                 Richmond China Media II, L.P. (together with its permitted assigns and successors, “Richmond II”)

(10)                          Signia Ventures, LLC, a limited liability company formed in the State of California (“Signia”),

(11)                          Jawa Partners LLC, a limited liability company formed in the State of Delaware (“Jawa”),

(12)                          AC45 LLC, a limited liability company formed in the State of California (“AC45”),

(13)                          Norwest Venture Partners VII-A-Mauritius, a Mauritius private company limited by shares (“Norwest”),

(14)                          Arrowpoint Fundamental Opportunity Fund, LP, a Delaware limited partnership (“Arrowpoint Opportunity”) and Iron Horse Investments, LLC, a Colorado limited liability company (“Iron Horse”, and, together with Arrowpoint Opportunity, “Arrowpoint”),

(15)                          Catalyst China, LLC, a Delaware limited liability company (“Catalysp”),

Arrowpoint, Catalyst, Norwest, News Corp., Uhuru Capital, Richmond, Uhuru Media, Richmond II, Signia, Jawa, AC45, LLC and the GSR Entities, together with their permitted successors and assigns, collectively, the “Investors”),

(16)                          CHINGWEI PETER CHENG and THE MARVELOUS ISLAND TRUST, a trust set up by CHINGWEI PETER CHENG under the Laws of the State of California (collectively, “Marvelous Trust”),

(17)                          LIANGJIE XU and MAGNOLIA TRUST, a trust set up by LIANGJIE XU and his wife under the Laws of the State of California (collectively, “Magnolia Trust”), and

(18)                          Mr. Fangjun (Alan) Yan, and Universe Access Enterprises Limited and Master Field Management Limited, each a company duly incorporated and validly existing under the Laws of the British Virgin Islands (collectively, the “Founder”, together with Marvelous Trust and Magnolia Trust, collectively, the “Ordinary Holders”).

RECITALS

A                                       Certain existing investors of the Company (the “Existing Investors”) hold shares of the Company’s Series A Preferred Shares, Series B Preferred Shares and/or Series C Preferred Shares and possess registration rights, rights of first offer and certain other rights pursuant to that certain Third Amended and Restated Investors’ Rights Agreement dated as of November 2, 2010 (and an accession agreement thereto dated June 14, 2011) by and among the Company and certain parties including, the Existing Investors and Mr. Fangjun (Alan) Yan (the “Prior Agreement”).

B                                       The Prior Agreement may be amended, and any provision therein waived, with the consent of the Company, the holders of a majority of the Ordinary Shares, the holders of a majority of the Series A Preferred Shares, the holders of a majority of the Series B Preferred Shares and the holders of a majority of the Series C Preferred Shares.

C                                       It is a condition precedent under the Series D Preferred Share Purchase Agreement of even date herewith (the “Share Purchase Agreement”) to the Closing (as defined in the Share Purchase Agreement) to amend and restate the Prior Agreement with the execution of this Agreement.

D                                       The Company, the Founder as holder of a majority of the Ordinary Shares, and certain Existing Investors as holders of a majority of the Series A Preferred Shares, holders of a majority of the Series B Preferred Shares and holders of a majority of the Series C Preferred Shares, constituting the requisite parties and voting shares necessary to amend the Prior Agreement, desire to amend and restate the Prior Agreement with this Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement.

E                                       The parties desire to enter into this Agreement on the terms and conditions set forth herein.

In consideration of the foregoing recitals and the mutual promises hereinafter set forth, the sufficiency and adequacy of which consideration the parties hereby acknowledge, the parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

1.                                      Interpretation.

1.1                               Definitions. The following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, and any shareholder, member or partner of such Person.

“Agreement” has the meaning set forth in the preamble.

“Applicable Securities Law” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities Law of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any State of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Arrowpoint” has the meaning set forth in the preamble.

“Audit Committee” has the meaning set forth in Section 9.3.

“Board of Directors” means the board of Directors of the Company.

“CFC” has the meaning set forth in Section 7.5(b).

“Chop” has the meaning set forth in Section 6.15(b).

“Circular 75” has the meaning set forth in Section 6.13.

“Code” has the meaning set forth in Section 7.5(b).

“Commission” means (i) with respect to any offering of securities in the United States, the SEC or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the sale of securities in that jurisdiction.

“Company” has the meaning set forth in the preamble.

“Company Security Holder” has the meaning set forth in Section 6.13.

“Compensation Committee” has the meaning set forth in Section 9.3.

“Competitor” shall mean any Persons or Affiliates of any such Person that operates any business that is primarily directed at the same territories and/or regions as the Group Companies, that is substantially similar to or in direct competition with the business of the Group Companies.

“Control” means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of the Board of Directors of such Person; the terms “Controlled” and “Controlling” have the meaning correlative to the foregoing.

“Directors” means the directors for the time being of the Company. “Dispute” has the meaning set forth in Section 13.2(a).

“Domestic Entities” means the Domestic Companies and the WFOEs.

“Domestic Companies” means (i) Shanghai New E-Media Advertising Co., Ltd. (上海新易传媒广告有限公司), a limited liability company organized and existing under the Laws of the PRC; and (ii) Shanghai Yihong Advertising Co., Ltd. (上海易宏传媒广告有限公司), a limited liability company organized and existing under the Laws of the PRC.

“Equity Securities” means any Ordinary Shares or Ordinary Share Equivalents or other equity securities of the Company.

“Excepted Issuances” has the meaning set forth in Section 8.1(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Existing Investors” has the meaning set forth in the Recitals.

“FCPA” has the meaning set forth in Section 6.14(d).

“Form F-3” or “Form F-1” means Form F-3 or Form F-1 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” or “Form S-1” means Form S-3 or Form S-1 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Founder” has the meaning set forth in the preamble.

“Future Significant Holders of Ordinary Shares” has the meaning set forth in Section 6.17.

“Governmental or Regulatory Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Company” means the Company and any Person (other than a natural person) (i) that is directly or indirectly Controlled by the Company or (ii) whose assets, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with US GAAP or PRC GAAP, including but not limited to the Domestic Entities.

“GSR Entities” has the meaning set forth in the preamble.

“HKIAC” has the meaning set forth in Section 13.2.

“HKIAC Rules” has the meaning set forth in Section 13.2.

“Holders” means the holders of Registrable Securities.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Initiating Shareholders” has the meaning set forth in Section 10.1.

“Investors” has the meaning set forth in the preamble.

“IPO” means the first firm-commitment underwritten initial public offering of the Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the SEC under the Securities Act or another Governmental or Regulatory Authority for a Registration in a jurisdiction other than the United States.

“Issuance Notice” has the meaning set forth in Section 8.2.

“Independent Directors” has the meaning set forth in Section 9.2(e).

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental or Regulatory Authority.

“Legal Representative” has the meaning set forth in Section 6.15(a).

“LLC” has the meaning set forth in the preamble.

“Magnolia Trust” has the meaning set forth in the preamble.

“Major Holder” has the meaning set forth in Section 7.1.

“Marvelous Trust” has the meaning set forth in the preamble.

“News Corp.” has the meaning set forth in the preamble.

“New Securities” has the meaning set forth in Section 8.1(a).

“Norwest” has the meaning set forth in the preamble.

“Notice” has the meaning set forth in Section 13.2(a).

“Observer” has the meaning set forth in Section 9.4.

“Ordinary Directors” has the meaning set forth in Section 9.2(d).

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.00005 per share.

“Ordinary Holders” has the meaning set forth in the preamble.

“Ordinary Share Equivalents” means any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares or any rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or convertible securities of the Company.

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or Governmental or Regulatory Authority or other enterprise or entity of any kind or nature.

“PFIC” has the meaning set forth in Section 7.5(b).

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement excludes the Hong Kong Special Administrative Region, Macau Special Administrative Region and the island of Taiwan.

“PRC GAAP” means the Corporate Accounting Standards (2006) (企业会计准则 (2006)) as promulgated by the Ministry of Finance of the PRC and as amended and in effect from time to time.

“Preemptive Right Holder” has the meaning set forth in Section 8.1(b).

“Pre-emptive Rights Period” has the meaning set forth in Section 8.2.

“Preferred Directors”, means collectively, the Series A Director, the Series B Director, the Series C Director.

“Preferred Shares” means the Company’s preferred shares, par value US$0.00005 per share.

“Prior Agreement” has the meaning set forth in the recitals.

“Qualified Public Offering” has the meaning given to such term in the Restated Memorandum and Articles.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings correlative to the foregoing.

“Registrable Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Preferred Shares and (ii) any Ordinary Shares issued as (or issuable upon the conversion, exchange or exercise of any Ordinary Share Equivalent issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), excluding in all cases, however, any Registrable Securities sold by a Person in a transaction other than an assignment pursuant to Section 12.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Removal Documents” has the meaning set forth in Section 6.15(a).

“Request for Consultation” has the meaning set forth in Section 13.2(a).

“Restated Memorandum and Articles” means the Fifth Amended and Restated Memorandum of Association and Articles of Association of the Company, as amended from time to time.

“Richmond” has the meaning set forth in the preamble.

“SAFE” has the meaning set forth in Section 6.13.

“SEC” means the Securities and Exchange Commission of the United States.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

“Senior Manager” means, with respect to any Group Company, the chief executive officer of such company and any member of management reporting directly to the board of directors or chief executive officer of such company.

“Series A Director” has the meaning set forth in Section 9.2(a).

“Series A Preferred Shares” means the Company’s Series A preferred shares, par value US$0.00005 per share.

“Series B Director” has the meaning set forth in Section 9.2(b).

“Series B Preferred Shares” means the Company’s Series B preferred shares, par value US$0.00005 per share.

“Series C Director” has the meaning set forth in Section 9.2(c).

“Series C Preferred Shares” means the Company’s Series C preferred shares, par value US$0.00005 per share.

“Series D Preferred Shares” means the Company’s Series D preferred shares, par value US$0.00005 per share.

“Share Purchase Agreement” has the meaning set forth in the recitals.

“Trade Sale” has the meaning set forth in Section 10.2.

“Uhuru” has the meaning set forth in the preamble.

“United States” means the United States of America.

“US GAAP” means generally accepted accounting principles in the United States.

“Violation” has the meaning set forth in Section 5.1(a).

“WFOEs” means (i) Kendall Technology Development (Shanghai) Co., Ltd. (舜易科技发展（上海）有限公司), a wholly owned subsidiary of the Company formed under the Laws of the PRC; (ii) Shanghai Menlo Network Technologies, Inc. (易准科技发展（上海）有限公司), a wholly owned subsidiary of the Company formed under the Laws of the PRC; and (iii) Shanghai Yizhun Culture and Media Co., Ltd. (上海易准文化传媒有限公司), a wholly owned subsidiary of Shanghai Menlo Network Technologies, Inc. formed under the Laws of the PRC.

1.2          Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under US GAAP, (iii) all references in this

Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) “or” is not exclusive, (vii) all references in this Agreement to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement unless explicitly stated otherwise, (viii) the term “including” will be deemed to be followed by “, but not limited to,” (ix) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive, (x) the term “day” means “calendar day”, (xi) all references to dollars are to currency of the United States, and (xi) the term “voting power” refers to the number of votes attributable to holders of Ordinary Shares and Preferred Shares in accordance with the terms of the Restated Memorandum and Articles.

1.3          Jurisdiction. The terms of this Agreement are drafted primarily in contemplation of a securities offering in the United States. The parties recognize, however, the possibility that there may be one or more Registrations in a jurisdiction other than the United States. It is, accordingly, their intention that whenever this Agreement refers to a Law, form, process or institution of the United States but the parties wish to effectuate a Registration in a different jurisdiction, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws, forms, processes or institutions of the jurisdiction in question.

2.                                      Demand Registration.

2.1          Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the date six (6) months following an IPO, Holders holding twenty-five percent (25%) or more in voting power of the then outstanding Registrable Securities (voting as a separate class and on an as converted basis) may request the Company in writing to effect the Registration of their Registrable Securities. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdictions as the Initiating Holders may reasonably request. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 2.1 unless the aggregate proceeds from the offering that is the subject of the Registration exceed US$10,000,000, or after the Company has effected two (2) Registrations pursuant to this Section 2.1; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2          Registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time after an IPO, Holders holding twenty-five percent (25%) or more in voting power of the then outstanding Registrable Securities (voting as a separate class and on an as converted basis) may request in writing that the Company file a Registration Statement on

Form F-3 or Form S-3 (or any successor form to Form F-3 or Form S-3, or any comparable form for Registration in a jurisdiction other than the United States), so long as the Company is entitled to use such form, for a public offering of all or part of the Registrable Securities. Upon receipt of such a request the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, and in any event within sixty (60) days of the receipt of such request, cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdictions as the Initiating Holders may reasonably request. The Company shall not be required to effect more than two (2) Registrations pursuant to this Section 2.2 in any twelve (12) month period and each such Registration must be for an offering of Registrable Securities that results in aggregate proceeds of not less than US$5,000,000; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.2 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute a Registration for purposes of this sentence.

2.3                               Right of Deferral.

(a)                                 The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(i)            in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction;

(ii)           if, within fifteen (15) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement within ninety (90) days of receipt of that request (other than a Registration of securities in a transaction under Rule 145 of the Securities Act or an offering solely to employees), provided that the Company is actively employing in good faith all reasonable efforts to cause that Registration Statement to become effective; or

(iii)          within six (6) months immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan).

(b)                                 If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2, the Company furnishes to the Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, the Company’s obligation to use its commercially reasonable efforts to file a Registration Statement shall be deferred for a period not to exceed ninety (90) days from the receipt of any request duly submitted by Holders under Section 2.1 or Section 2.2 to Register

Registrable Securities; provided that the Company shall not exercise the right contained in this Section 2.3(b) more than once in any twelve (12) month period.

2.4          Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwriting, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Sections 2.1 and 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by Initiating Holders representing a majority in voting power of the Registrable Securities held by the Initiating Holders) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to Initiating Holders representing a majority in voting power of the Registrable Securities held by the Initiating Holders). Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including the aggregate number of securities requested to be Registered and the general condition of the market) require a limitation of the number of Equity Securities to be underwritten, the underwriters may exclude from the underwriting up to seventy percent (70%) of the Registrable Securities requested to be Registered if so justified but only after excluding all other Equity Securities from the underwriting. If a limitation of the number of Registrable Securities is required pursuant to this Section 2.4, the number of Registrable Securities that may be included in the underwriting by selling Holders shall be allocated among such Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders would otherwise be entitled to include in the Registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the Registration. Notwithstanding the above, no shareholders of the Company shall be granted registration rights which would reduce the number of shares includable by the Holders of the Registrable Securities in such registration without the consent of the Holders of at least a majority of the Registrable Securities held by the Holders.

3.                                      Piggyback Registrations.

3.1          Registration of the Company’s Securities. Subject to Section 3.3, if the Company proposes to Register for its own account any of its Equity Securities in connection with the public offering of such securities, the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within twenty (20) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration all Registrable Securities thereby requested by such Holder.

3.2          Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3                               Underwriting Requirements.

(a)           In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwriting and such Holder enters into an underwriting agreement in customary form with the underwriters selected by the Company and setting forth such terms for the underwriting as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered and the general condition of the market) require a limitation of the number of Equity Securities to be underwritten, the underwriters may (i) in the event the offering is the Company’s IPO, exclude from the underwritten offering all of the Registrable Securities, or (ii) otherwise exclude from the Registration up to seventy percent (70%) of the Registrable Securities requested to be Registered if so justified but only after excluding all other Equity Securities (except for securities to be offered by the Company) from the Registration and underwriting.

(b)           If a limitation of the number of Registrable Securities is required pursuant to paragraph (a), the number of Registrable Securities that may be included in the Registration and underwriting by selling Holders shall be allocated among such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders would otherwise be entitled to include in the Registration.

(c)           If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

3.4                               Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a written Company share plan or similar employee incentive plan approved by the Board of Directors (including the consent of a majority of the Preferred Directors and at least one Ordinary Director), (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), or (iii) on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities.

4.                                      Procedures.

4.1                               Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as possible:

(a)           Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred and twenty (120) days or, if earlier, until the distribution thereunder has been completed; provided that (i) such period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities in such Registration at the written request of the underwriters(s) for such Registration and (ii) in the case of any Registration of Registrable Securities on Form S-3, Form F-3 or a comparable form in a jurisdiction other than the United States that are intended to be offered on a continuous or delayed basis, such one hundred and twenty (120) day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

(b)           Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Law with respect to the disposition of all securities covered by the Registration Statement;

(c)           Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Law, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)           Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions, and provided further that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, those expenses shall be payable pro rata by selling shareholders;

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the offering;

(f)            Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Law or of the happening of any event as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(g)           Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the Registration;

(h)                                 Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(i)                                     Take all reasonable actions necessary to list the Registrable Securities on the primary exchange upon which the Company’s securities are then traded or, in connection with any IPO, the primary exchange upon which the Company’s securities will be traded.

4.2                               Information From Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3                               Expenses of Registration. All expenses, other than Selling Expenses with respect to Registrable Securities of the Holders included within the Registration (which shall be borne by the respective Holders thereof), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and up to one separate counsel for the Holders included within the Registration, and reasonable fees and disbursements for the Holders included within the Registration, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding a majority of the Registrable Securities requested to be Registered in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless such withdrawal is made pursuant to a Company deferral pursuant to Section 2.3(b).

4.4                               Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any Registration as the result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

5.                                      Indemnification.

5.1                               Company Indemnity.

(a)                                  To the maximum extent permitted by Law, the Company shall indemnify and hold harmless each Holder, such Holder’s officers, directors, shareholders, legal counsel and accountants, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who Controls such Holder or underwriter against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse each such Holder, underwriter or Controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b)                                 The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by any such Holder, underwriter or Controlling Person.

5.2                               Holder Indemnity.

(a)                                  To the maximum extent permitted by Law, each selling Holder shall, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected, indemnify and hold harmless the Company, its Directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who Controls the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration; provided, however, that such limitation shall not apply in the case of willful fraud by such Holder.

(b)                                 The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3                               Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any Governmental or Regulatory Authority action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

5.4                               Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 5.2, shall exceed the net proceeds (less underwriting discounts and selling commissions) from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

5.5                               Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6                               Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise.

6.                                      Additional Undertakings.

6.1                               Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Law that may at any time permit an Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3, as applicable (or any successor form, or any comparable form for Registration in a jurisdiction other than the United States), the Company agrees to:

(a)                                  make and keep public information available, as those terms are understood and defined in Commission Rule 144 (or comparable provision under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times after the date of an IPO;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(c)                                  at any time following ninety (90) days after the date of the IPO, promptly furnish to any Holder holding Registrable Securities, upon request, (i) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3, as applicable (or any successor form, or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as may be filed by the Company with the Commission, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to such form.

6.2                               Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority in voting power of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any Equity Securities that would allow such holder or prospective holder Registration rights with respect to such securities unless such new Registration rights are subordinated to the Registration rights granted to the Holder hereunder such that the inclusion of such holder or prospective holder’s securities will not reduce the amount of the Registrable Securities of the Holders that are included.

6.3                               “Market Stand-Off” Agreement. Each of the Holders and the Ordinary Holders agrees that it will not, without the prior written consent of the managing underwriter of the Company, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter

(such period not to exceed one hundred and eighty (l80) days in the case of the Company’s IPO) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Equity Securities (whether then owned or thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities or such other securities, in cash or otherwise, but only if each officer, Director, and Future Significant Holder of Ordinary Shares (as defined below) is similarly restricted. In the event that any officer, Director, shareholder or Holder of the Company is released from the restrictions set forth in this Section 6.3 prior to the end of the one hundred and eighty (180) day period, then all Holders shall similarly be released on a pro rata basis to the same extent as such officer, Director, shareholders or Holder of the Company. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 6.3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Equity Securities held by each Holder and the Ordinary Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

6.4                               Termination of Registration Rights. The covenants set forth in Section 2 and Section 3 shall terminate and be of no further force or effect upon the earlier of (i) the fifth (5th) anniversary after the consummation of a Qualified Public Offering; and (ii) as to any Holder, at such time as all Registrable Securities owned by such Holder can be sold in any ninety (90) days period without registration under Rule 144 of the Securities Act.

6.5                               Exercise of Preferred Shares. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares.

6.6                               Board Meetings. The Board of Directors shall hold no less than one (1) meeting during each calendar quarter. The Company shall promptly reimburse each member of the Board of Directors that participates in or attends the Board of Directors and/or committee meetings for all reasonable, documented expenses incurred in connection with such participation or attendance, including without limitation round-trip travel and lodging and/or long-distance telephone charges. The Preferred Directors and the Independent Directors shall also be entitled to reimbursement from the Company for all other reasonable, documented expenses incurred in his or her service for the Company as a Director. The Company shall promptly reimburse the reasonable and documented expenses of each Observer incurred in connection with his or her attendance of the meetings of the Board of Directors in the same manner as it does for the members of the Board of Directors.

6.7                               Insurance. The Company shall, at the discretion of the Board of Directors (including the affirmative consent of a majority of the Preferred Directors and at least one Ordinary Director), procure and maintain in effect, policies of workers’ compensation insurance, directors and officers insurance, and of insurance with respect to its properties and business of the kinds and in the amounts not less than that are customarily obtained by companies of similar size, in a similar line of business, and with operations in the PRC.

6.8                               Agreements with Employees. Unless otherwise determined by the Board of Directors (including the consent of a majority of the Preferred Directors and at least one Ordinary Director), the Company shall require Mr. Fangjun (Alan) Yan (and Mr. Fangjun (Alan) Yan agrees to), and all employees and consultants now or hereafter employed or retained by any Group Company to enter into a confidential information, invention assignment, non-compete and non-solicitation agreement requiring such Persons to protect and keep confidential each Group Company’s confidential information, intellectual property and trade secrets, prohibiting such Persons from competing with the Group Companies during their tenure with any Group Company, prohibiting such Persons from soliciting the employees and consultants of the Group Companies for a reasonable time after their tenure with any Group Company, and requiring such Persons to assign all ownership rights in their work product to the Group Companies to the maximum extent permitted by applicable Law.

6.9                               Accounting and Controls; Financial Personnel. The Company will maintain the books and records of the Company, and will prepare its unaudited and audited financial statements, in accordance with US GAAP and in accordance with sound business practices. The Company shall, and shall cause the Domestic Entities to, maintain an adequate system of procedures and controls with respect to finance, management, and accounting that is in accordance with sound business practices and is reasonably satisfactory to the holders of a majority of the voting power of the Preferred Shares (voting as a single class and on an as converted basis). The Company shall, and shall cause the Domestic Entities to, adopt and maintain a treasury policy, accounting policy and fiscal policy reasonable satisfactory to the holders of a majority of the voting power of the Preferred Shares (voting as a single class and on an as converted basis).

6.10                        Ordinary Share Restrictions. Unless the Board of Directors so authorizes (including the consent of a majority of the Preferred Directors), after the date hereof, the Company shall not issue any Ordinary Share directly or indirectly to the employees, consultants, directors or officers of any Group Company either through equity compensation plans or otherwise, unless such Ordinary Shares are (a) subject to a vesting schedule, such that twenty five percent (25%) of the Ordinary Shares so issued would vest on the one-year anniversary of the date of issuance, with the balance vesting in thirty-six (36) equal monthly installments thereafter, thereby totaling a four-year vesting schedule, (b) subject to a right of first refusal in favor of the Company in the event of transfer, (c) subject to a repurchase option in favor of the Company which provides that upon termination of the employment of, or service by, the employees, consultants, directors or officers of the Group Companies, with or without cause, the Company or its assignees (to the extent permissible under applicable Laws) shall have the option to repurchase at cost any unvested shares held by such employees, consultants, directors or officers, (d) subject to a “market stand-off” for a period not to exceed one hundred and eighty (180) days following the effective date of the first registration statement for a firm commitment underwritten public offering of the Company’s securities filed under the Applicable Securities Law, and (e) not subject to any acceleration of vesting unless both (i) control of the Company is transferred and (ii) the acquiror does not assume the Company’s options or other securities issued or issuable to the employees, consultants, directors or officers of the Group Companies;

provided that, notwithstanding the foregoing, the Board of Directors may authorize (including the consent of a majority of the Preferred Directors) an additional one (1) year of vesting acceleration to the Senior Managers of the Company in the event of (A) a Trade Sale, followed by (B) the termination of employment of such Senior Manager without “cause” or termination of employment of such Senior Manager by such Senior Manager for “good reason” within one (1) year following the consummation of the Trade Sale. The definitions of “Cause” and “Good Reason” may be determined by the Board of Directors (including the consent of a majority of the Preferred Directors).

6.11                        Option to Purchase the Domestic Companies. The parties hereby acknowledge and agree that, as part of the consideration for the Investors’ investment in the Company and other valuable consideration, the Company and any of its current or future subsidiaries have the option, exercisable by the Company or any of its current or future subsidiaries, as the case may be, at any time (provided that such purchase by the Company or any of its current or future subsidiaries is permitted under the then applicable Laws of the PRC) to purchase or transfer to an Affiliate of the Company the entire equity interest of the Domestic Companies from the shareholders of Domestic Companies at the lowest amount permitted under the Laws of the PRC then applicable. The parties further agree to effect such transfer of equity interest in the Domestic Companies upon receipt of the written request of the holders of at least a majority of the voting power of the then outstanding Preferred Shares (voting as a single class and on an as converted basis), provided that such transfer shall at the time of such request be permissible under the Laws of the PRC then applicable.

6.12                        Governmental Filings and Registrations. The Company shall ensure that all filings and registrations with the relevant PRC Governmental or Regulatory Authority required in respect of the Group Companies, including the registrations with the Ministry of Commerce (or any predecessors), the Ministry of Industry and Information Technology (or any predecessors), the State Administration of Industry and Commerce, the State Administration of Foreign Exchange, tax bureau, customs authorities and the local counterpart of each of the aforementioned governmental authorities, as applicable, shall be duly completed in accordance with the relevant Laws. Each Group Company shall apply and obtain all franchises, permits, licenses, approvals, authorizations and similar governmental authorities of the Group Companies necessary for the operation of the Group Companies.

6.13                        SAFE Registration. If any holder or beneficiary owner of shares of the Company, including, without limitation, Ordinary Shares and Preferred Shares (each, a “Company Security Holder”) is a “Domestic Resident” as defined in Circular 75 issued by the State Administration of Foreign Exchange of the PRC (“SAFE”) on October 21, 2005 (“Circular 75”) and is subject to the SAFE registration or reporting requirements under Circular 75, in each case as determined by the Board of Directors or counsel to the Company, the Company shall promptly obtain a Power of Attorney in the form attached hereto as Exhibit A from such Company Security Holder, and the Company shall cause the designated representative under such Power of Attorney to take such actions and execute such instruments on behalf of such Company Security Holder to comply with the applicable SAFE registration or reporting requirements under Circular 75 as determined in the sole discretion of the Board of Directors or counsel to the Company. The Company and any of its subsidiaries shall fully comply with all applicable PRC Laws relating to the filing, registration and reporting to SAFE or any of its local branches with respect to any foreign exchange transactions, investments, changes or occurrence of significant events.

6.14                        Control of Subsidiaries.

(a)                                  The Company shall at any time institute and keep in place arrangements reasonably satisfactory to the Board of Directors (including a majority of the Preferred Directors and at least one Ordinary Director) such that the Company (i) will control the operations of any direct or indirect subsidiary or entity Controlled by the Company, including without limitation, the Group Companies and (ii) will be permitted to properly consolidate the financial results for such entity in the consolidated financial statements for the Company prepared under US GAAP.

(b)                                 The size and composition of the board of directors of each other subsidiary of or entity Controlled by the Company, whether now in existence or formed in the future, shall be identical to the size and composition of the Board of Directors of the Company, or otherwise acceptable to the Board of Directors.

(c)                                  The Company shall not, and shall procure that no subsidiary or entity it controls shall, take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage that could result in a violation of any applicable anti-corruption laws, including to the extent applicable the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”).

(d)                                 The Company shall, and shall cause any subsidiaries or entities it controls to, conduct its respective business in compliance with applicable anti-corruption laws, including without limitation the FCPA, and will institute and maintain policies and procedures designed to promote and achieve compliance with such laws and with the terms of this Agreement, including without limitation the adoption of a written FCPA policy and the conducting of regular FCPA training for its directors, officers and employees.

(e)                                  The Company shall take all necessary actions to maintain any direct or indirect subsidiary or entity Controlled by the Company, including without limitation the Group Companies, whether now in existence or formed in the future, as is necessary to conduct the business as conducted or as proposed to be conducted.

(f)                                    The Company shall use its reasonable best efforts to cause any direct or indirect subsidiary or entity Controlled by the Company, including without limitation the Group Companies, whether now in existence or formed in the future, to comply in all material respects with all applicable Laws.

(g)                                 All material aspects of such formation, maintenance and compliance of any direct or indirect subsidiary or entity Controlled by the Company, including without limitation the Group Companies, whether now in existence or formed in the future, shall be subject to the review and approval by the Board of Directors (including the consent of a majority of the Preferred Directors and at least one Ordinary Director) and the Company shall promptly provide the Holders with copies of all material related documents and correspondence.

6.15                        Legal Authorities.

(a)                                  Concurrently with the appointment of the legal representatives of any direct or indirect subsidiary or entity Controlled by the Company, including without limitation the Domestic Entities, the Company shall cause its representatives on the board of directors of such subsidiary (and, thereafter, their successors and replacements) to pass a resolution approving the removal of such legal representative (the “Legal Representative”) at such time as such removal is approved by the Board of Directors of the Company and shall in advance (and thereafter from time to time and at any time as the holders of a majority of the voting power of the Preferred Shares (voting as a single class and as converted basis) shall reasonably request) prepare and execute any such forms, letters, certificates, powers of attorney, instruments and documents necessary or reasonable to effect such removal, including, without limitation, registration forms to be submitted to the Shanghai Administration of Industry and Commerce, Beijing Administration of Industry and Commerce or any other applicable governmental and regulatory authorities with respect to removal of such Legal Representative (collectively, the “Removal Documents”), which shall be retained by the Company. The Company shall obtain from the Legal Representative and keep on file a pre-signed letter of resignation. Upon the resignation or removal of the Legal Representative from his/her position of such subsidiary of the Company, the Company shall take, or use best efforts to cause to be taken, all such actions and shall execute and deliver all such Removal Documents as are necessary or reasonable to remove such individual as the Legal Representative.

(b)                                 The Company shall, or shall cause any direct or indirect subsidiaries of, or entities Controlled by, the Company, including without limitation the WFOEs and Domestic Companies, from time to time and at any time, institute and shall keep in place arrangements reasonably satisfactory to the holders of a majority of the voting power of the Preferred Shares (voting as a single class and as converted basis) such that the Company or its subsidiary (i) will use best efforts to cause the Legal Representative to keep the chop of such subsidiary (the “Chop”) in a safe deposit box when not being used and to return it to the safe deposit box immediately after being used; (ii) will use best efforts to restrain the Legal Representative from using the Chop in violation of his or her fiduciary duties owed to such subsidiary or lending the Chop to any other person except for designees authorized by the Board of Directors of the Company to take possession of the Chop, in which event the Company shall use its best efforts to cause the Legal Representative to surrender his or her possession of the Chop and transfer the Chop to such designee; if the Legal Representative refuses to cooperate and transfer the Chop to such designee when being so requested by such subsidiary of the Company, such subsidiary and the Company may, to the extent permitted by Laws, withhold any bonus, benefits, commissions or interests accrued but unpaid to the Legal Representative or cancel or cause the board of directors of such subsidiary to cancel any unvested or vested but not exercised options or share awards held by the Legal Representative, or resort to any available judicial or administrative authorities to compel the Legal Representative to surrender the possession of the Chop; (iii) will use best efforts to cause such subsidiary to keep a complete ledger to record the use of the Chop, including, without limitation, the date, place, purposes, brief description of relevant transactions and approvals in connection with the use of the Chop, and any other information that may be deemed to be material by the Company; and (iv) will, from time to time and at any time, inspect and audit the ledger with or without prior notice to the Legal Representative, and inquire or investigate any suspicious use of the Chop and release the Company and/or its subsidiary from being bound by any transactions or approvals arising from or in connection with any unauthorized use of the Chop, provided, however, that such release shall not cause material damages to the interests of any third parties in good faith if apparent principal-agent relationship is recognized by the applicable Laws under such circumstances.

6.16                        Grants of and Increases in Incentive Shares. Any grant of incentive shares (or options or warrants therefor) of the Company shall be approved by the Board of Directors (including the affirmative vote of a majority of the Preferred Directors and at least one Ordinary Director), the administrator as appointed under or decided by any applicable incentive share plan or the Compensation Committee of the Board of Directors designated by the Board of Directors. The Company shall not alter the number of Ordinary Shares available for issuance to the Group Companies’ employees, officers or directors, or any other Person qualified in the form of share options, share grants or other equity-based compensation without the prior approval of the Board of Directors (including the affirmative vote of a majority of the Preferred Directors and at least one Ordinary Director).

6.17                        Future Significant Holders of Ordinary Shares. The Company will cause each of the future holders of Ordinary Shares that will own more than one percent (1%) of the Company’s then outstanding shares (calculated on a fully diluted and as converted basis) (the “Future Significant Holders of Ordinary Shares”) to enter into this Agreement and become subject to the terms and conditions hereof as an Ordinary Holder. The parties hereby agree that such Future Significant Holders of Ordinary Shares may become parties to this Agreement by executing a counterpart of this Agreement, without any amendment of this Agreement or any consent or approval of any parties hereof.

6.18                        Grant of Proxy. Upon the failure of any Ordinary Holder to vote its shares, as applicable, to implement the provisions of and to achieve the purposes of this Agreement, such Ordinary Holder hereby grants to a Person designated by the Company a proxy coupled with an interest in all shares owned by such Ordinary Holder, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 6.18 is amended to remove such grant of proxy in accordance with Section 13.7 hereof, to vote all such shares to implement the provisions of and to achieve the purposes of this Agreement.

7.                                      Information and Inspection Rights.

7.1                               Delivery of Financial Statements and other Information. The Company shall deliver to each Holder of at least 4 million (4,000,000) Preferred Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), Arrowpoint as long as Arrowpoint holds at least 1,000,000 Preferred Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like) and Catalyst as long as Catalyst) holds at least 1,000,000 Preferred Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like) (each a “Major Holder”):

(a)                                  as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, consolidated income statements and statements of cash flows for the Group Companies for such fiscal year and consolidated balance sheets for the Group Companies as of the end of the fiscal year, all prepared in accordance with US GAAP consistently applied in accordance with prior practice, certified by the chief financial officer of the Company, and audited and certified by an accounting firm of international standing duly approved by the Board of Directors (including the approval of a majority of the Preferred Directors and at least one Ordinary Director), together with a management report including a comparison of financial results with the applicable budget, all prepared in English; provided that, the Company shall use commercially reasonable efforts to provide to the other Holders such information set forth in this Section 7.1(a) upon written request from such Holder;

(b)                                 as soon as practicable, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each financial year of the Company, consolidated unaudited income statements and statements of cash flows for such fiscal quarter and consolidated unaudited balance sheets for the Group Companies as of the end of such fiscal quarter, all prepared in accordance with US GAAP consistently applied in accordance with prior practice, and certified by the chief financial officer of the Company, together with a management report including a comparison of financial results with the applicable budget, all prepared in English;

(c)                                  if the Major Holder so requests, as soon as practicable, but in any event within forty-five (45) days of the end of each month, consolidated unaudited income statements and statements of cash flows for such month and consolidated unaudited balance sheets for the Group Companies as of the end of such month, all prepared in accordance with US GAAP consistently applied in accordance with prior practice, and certified by the chief financial officer of the Company, together with a management report including a comparison of financial results with the applicable budget, all prepared in English; and

(d)                                 as soon as practicable, but in any event at least sixty (60) days prior to the end of each fiscal year, an annual budget and business plan for the succeeding fiscal year for the Group Companies, setting forth for each quarter during such succeeding fiscal year projected revenues, profits and operating expenses, and certified by the chief financial officer of the Company.

(e)                                  as soon as practicable, but in any event within thirty (30) days after the end of each fiscal year of the Company, updated and detailed capitalization table of the Company and each Domestic Entity as of the end of the fiscal year; and

(f)                                    copies of all other documents or other information sent to any Person in such Person’s capacity as a shareholder of the Company, and notice of any material liabilities incurred by or threatened against, and any material lawsuit or other material claim filed or threatened against, any Group Company.

7.2                               Inspection and Management Meetings. The Company shall permit each Major Holder, at their own expense, to visit and inspect any of the properties and examine the books of account and records of any Group Company and discuss the affairs, finances and accounts of such companies with the directors, officers, employees, accountants, legal counsel and investment bankers of such companies, all at such reasonable times as may be requested by the Major Holder; provided, that each Major Holder agree to keep confidential any information so obtained; provided, further, that each Major Holder may be excluded from access to any material, records or other information if the Company is restricted from making such disclosure pursuant to an agreement with a third party or if such disclosure will jeopardize the attorney-client privilege.

7.3                               Termination of Information and Inspection Covenants. The covenants set forth in Sections 7.1 and 7.2 shall terminate as to the Holders and be of no further force or effect upon (i) the closing of a Qualified Public Offering or (ii) the liquidation, dissolution, or winding up of the Company or the closing of a Trade Sale.

7.4                               Governmental/Securities Filings. For three (3) years after the time when the Company becomes subject to the filing requirements of the Exchange Act or any other organized securities exchange, as long as a Holder continues to hold any Preferred Shares or Ordinary Shares, the Company shall deliver to such Holder copies of any publicly available quarterly, annual, extraordinary, or other reports or items filed by the Company with the Commission or any other relevant securities exchange, regulatory authority or government agency, and copies of any annual, quarterly or interim reports to the members or other materials delivered to any other shareholder.

7.5                               United States Tax Matters.

(a)                                  None of the Group Companies shall take any action inconsistent with the treatment of the Company or any other Group Company as a corporation for United States federal income tax purposes or elect to be treated as an entity other than a corporation for United States federal income tax purposes.

(b)                                 The Company shall use, and shall cause each of the other Group Companies to use, best efforts to avoid classification as a “passive foreign investment company” (“PFIC”) or a “controlled foreign corporation” (“CFC”) (to the extent in the Company’s reasonable control), in each case, as defined in the Internal Revenue Code of 1986, as amended (the “Code”), for the current year or any subsequent year.

(c)                                  The Company shall promptly provide each of the Investors with a written notice if it (or any other Group Company) becomes a PFIC or CFC. Such notice shall include a reasonably detailed analysis of the determination that the Company (or any other applicable Group Company) has become a PFIC or CFC.

(d)                                 Within ninety (90) days from the end of each taxable year of the Company, the Company shall make due inquiry with its tax advisors regarding its and any other Group Company’s status as a PFIC, and if the Company is informed by its tax advisors that any such entity has become a PFIC, or that there is a likelihood of any such entity being classified as a PFIC for any taxable year, the Company shall promptly notify the Investors of such status or risk, as the case may be. The Company shall make available to the Investors upon request, the books and records of the Company and any other Group Company, and to provide information to the Investors pertinent to the Company’s or any other Group Company’s status or potential status as a PFIC, or as may be pertinent in connection with filing a PFIC “protective statement” pursuant to Treasury Regulation Section 1.1295-3 or to comply with any reporting or other requirements incident to such statement. Upon a determination by the Company, any of the Investors or any taxing authority that the Company or any other Group Company has been or is likely to become a PFIC, the Company shall provide the Investors with all information reasonably available to the Company or any other Group Company to permit the Investors (and, where applicable, holders of any direct and indirect owner of an interest in any Investor) to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination and (ii) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company or any other Group Company, and comply with any reporting or other requirements incident to such election. If a determination is made by the Company, any of the Investors or any taxing authority that the Company or any other Group Company is or may be a PFIC for a particular year, then for such year and for each year thereafter, the Company shall also provide each of the Investors with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) or otherwise comply with applicable Treasury Regulation requirements.

(e)                                  Within ninety (90) days from the end of each taxable year of the Company, the Company shall make due inquiry with its tax advisors regarding its and any other Group Company’s status as a CFC, and regarding whether any portion of the Company’s income is “subpart F income” as defined in Section 952 of the Code (“Subpart F income”). If the Company determines that the Company (or any other Group Company) was a CFC in such taxable year (or if an Investor, on advice of counsel, or a taxing authority has so determined), it shall (i) promptly inform each Investor of such determination, and (ii) provide each Investor with the amount of (and its allocable share of) any Subpart F income for the year. The Company shall provide the Investors upon its reasonable request with information pertinent to the Company’s or any other Group Company’s status or potential status as a CFC, including the Company’s (or any other Group Company’s) capitalization table and information relating to the transfer of any equity interests of the Company (or any other Group Company) and the issuance or redemption by the Company (or any other Group Company) of any equity interests if such transfer reasonably could be expected to be material to the Company’s CFC status. The Company shall furnish to each of the Investors upon its reasonable request, on a timely basis, all information necessary to satisfy the United States income tax return filing requirements of any of the Investors (and each “United States shareholder” of the Company as defined by Section 951(b) of the Code that owns a direct or indirect interest in any of the Investors) arising from its investment in the Company and relating to the Company or any other Group Company’s classification as a CFC. The Company shall use commercially reasonable efforts to avoid generating Subpart F income, and shall use commercially reasonable efforts to cause any other Group Company from generating any Subpart F income, for any taxable year in which the Company or any other Group Company is a CFC. Upon written request of a United States Investor from time to time, subject to obtaining the consent of its shareholders to release such information, the Company shall promptly provide in writing such information in its possession concerning its shareholders and, to the Company’s actual knowledge, the direct and indirect interest holders in each shareholder sufficient for such United States Investor to determine whether the Company is a CFC.

(f)            The Company shall comply and shall cause each of the other Group Companies to comply with all record-keeping, reporting, and other requests necessary for the Company and the other Group Companies to allow the Investors to comply with any applicable United States federal income tax Laws.

(g)           The cost incurred by any of the Group Companies in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by any of the Group Companies in taking the action, or causing the action to be taken, as described in this Section 7.5 shall be borne by the Company.

8.                                      Pre-emptive Right.

8.1                               General.

(a)           For purpose of this Section 8, “New Securities” shall mean all Ordinary Shares and Ordinary Shares Equivalents, whether now authorized or not, issued by the Company after the date of this Agreement other than the following issuances (collectively, the “Excepted Issuances”):

(i)            Ordinary Shares (or other securities exercisable for such Ordinary Shares) issued or issuable to the Group Companies’ employees, officers, directors, consultants or any other Persons qualified pursuant to the 2007 Equity Incentive Plan of AdChina, Inc. assumed by the Company pursuant to the resolutions of the board of the directors of the Company on January 12, 2009 and the resolutions of the shareholders of the Company on January 12, 2009, the 2008 Stock Plan of AdChina, Inc. assumed by the Company pursuant to the resolutions of the board of the directors of the Company on June 17, 2009 and the resolutions of the shareholders of the Company on June 17, 2009, and the Company’s 2008 Share Plan duly adopted on January 12, 2009, each as amended from time to time;

(ii)           shares issued or issuable pursuant to the Share Purchase Agreement;

(iii)          shares issued or issuable pursuant to a share split, share dividend, combination, recapitalization or other similar transactions of the Company in which all shareholders of the Company (including the holders of the Preferred Shares) are entitled to participate on a pro rata basis;

(iv)          Ordinary Shares issued or issuable upon the conversion of the Preferred Shares;

(v)           any shares issued or issuable upon the conversion or exercise of any option, warrant or other convertible or exercisable securities of the Company outstanding on the date hereof;

(vi)          securities issued in connection with a bona fide acquisition of any Person or a bona fide acquisition of all or substantially all of the assets of any Person (whether in an individual transaction or a series of related transactions), or any voluntary dissolution, winding-up, liquidation of any Group Company, or any reduction of authorized share capital of any Group Company in a bona fide transaction, or series of related transactions that is approved by the Board of Directors (including approval of a majority of the Preferred Directors and at least one Ordinary Director);

(vii)         securities issued or issuable to any Person with which the Company has business relationships, provided that such issuances are primarily for non-equity financing purposes;

(viii)        any securities issued pursuant to a bona fide, firmly underwritten public offering; and

(ix)          securities issued or issuable in any other transaction not described in sub-sections (i) through (viii) approved by the Board of Directors (including the affirmative vote of a majority of the Preferred Directors and at least one Ordinary Director), which are not offered to any existing shareholders of the Company.

(b)           The Company hereby grants to each of the Major Holders (collectively, the “Preemptive Right Holders”, each, a “Preemptive Right Holder”) a pre-emptive right to purchase up to its pro rata share of any New Securities which the Company may, from time to time, propose to sell and issue. The “pro rata share” for purposes of this pre-emptive right, shall be equal to the quotient obtained by dividing (x) the number of Ordinary Shares owned by such Preemptive Right Holder immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Ordinary Share Equivalents) by (y) the total number of Ordinary Shares outstanding immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Ordinary Share Equivalents). Each Preemptive Right Holder shall have a right of over-allotment such that, if any Preemptive Right Holder fails to exercise its right hereunder to purchase its pro rata share of the New Securities, the other Preemptive Right Holders may purchase the non-purchasing Preemptive Right Holder’s portion on a pro rata basis within fifteen (15) days from the date such non-purchasing Preemptive Right Holder fails to exercise its right hereunder. Each of the GSR Entities may apportion, at its sole discretions, its pro rata shares among its Affiliates in any proportion.

8.2          Issuance Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Preemptive Right Holder a written notice (an “Issuance Notice”) of such intention, describing the type of New Securities, their price and the general terms upon which the Company proposes to issue the same. Each Preemptive Right Holder shall have fifteen (15) days after the receipt of the Issuance Notice (the “Pre-emptive Rights Period”) to agree to purchase up to such Preemptive Right Holder’s pro rata share of such New Securities for the price and upon the terms specified in the Issuance Notice by giving a written notice to the Company and stating therein the quantity of New Securities to be purchased.

8.3          Sales by the Company. Upon the expiration of the Pre-emptive Rights Period and for sixty (60) days thereafter, the Company may sell any New Securities with respect to which the Preemptive Right Holders’ pre-emptive right under this Section 8 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Securities within such sixty (60) days period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Preemptive Right Holders in the manner provided in Section 8.1 above.

8.4          Compliance with Law. Notwithstanding anything to the contrary in this Agreement, the pre-emptive rights set forth in this Section 8 shall not be exercisable by any Preemptive Right Holder if such exercise (or the related offer or sale) would (a) violate any applicable Laws, including without limitation any PRC foreign exchange Laws such as Circular 75 or any U.S. or other securities Laws or (b) require any registration of such offer, sale, issuance of securities.

9.                                      Election of Directors.

9.1          Number of Directors. The Restated Memorandum and Articles shall provide that the Board of Directors shall consist of a maximum of seven (7) members, which number of members shall not be changed except pursuant to an amendment to the Restated Memorandum and Articles.

9.2          Designation and Election of Directors.

(a)           Designation and Election of Series A Directors. For so long as no less than 50% of the Series A Preferred Shares issued and outstanding on the date on which the Restated Memorandum and Articles are adopted remain outstanding, the holders of a majority of the then outstanding Series A Preferred Shares shall be exclusively entitled to appoint, remove and replace one (1) of the seven (7) Directors, who shall initially be Richard Lim (the “Series A Director”).

(b)           Designation and Election of Series B Directors. For so long as no less than 50% of the Series B Preferred Shares issued and outstanding on the date on which the Restated Memorandum and Articles are adopted remain outstanding, the holders of a majority of the then outstanding Series B Preferred Shares shall be exclusively entitled to appoint, remove and replace one (1) of the seven (7) Directors, who shall be designated by Richmond so long as Richmond holds no less than 75% of the Series B Preferred Shares purchased by it from the Company, and who shall initially be Peter Kellner (the “Series B Director”).

(c)           Designation and Election of Series C Directors. For so long as no less than 50% of the Series C Preferred Shares issued and outstanding on the date on which the Restated Memorandum and Articles are adopted remain outstanding, the holders of a majority of the then outstanding Series C Preferred Shares shall be exclusively entitled to appoint, remove and replace one (1) of the seven (7) Directors, who shall be designated by Norwest as long as Norwest holds no less than 75% of the Series C Preferred Shares purchased by it from the Company, and who shall currently be Jeffrey Crowe (the “Series C Director”).

(d)           Designation and Election of Ordinary Directors. The holders of a majority in voting power of the then outstanding Ordinary Shares held by all the full-time employees of the Group Companies (voting as a separate class) shall be entitled to appoint, remove and replace two (2) of the seven (7) Directors, one of whom shall be the Company’s then current chief executive officer, who shall initially be Fangjun (Alan) Yan and Chingwei Peter Cheng (the “Ordinary Directors”).

(e)           Designation and Election of Independent Directors. The holders of a majority in voting power of the then outstanding Ordinary Shares held by all the full-time employees of the Group Companies, voting together as a single class (and not with the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares), shall be entitled to nominate, appoint, remove and replace two (2) independent Directors to serve on the Board of Directors of the Company (the “Independent Directors”), provided that such Independent Directors shall be subject to reasonable approval of the holders of a majority of the voting power of the Preferred Shares (voting as a single class and on an as converted basis), which approval shall not be unreasonably withheld or delayed.

9.3          Compensation Committee and Audit Committee. The Company shall establish and maintain a Compensation Committee of the Board of Directors (the “Compensation Committee”) and an Audit Committee of the Board of Directors (the “Audit Committee”). The Audit Committee shall comprise of no more than three (3) members of the Board of Directors, of which two (2) shall be the Preferred Directors. The Compensation Committee shall comprise of three (3) members of the Board of Directors, of which one (1) shall be an Ordinary Director, who shall initially be Fangjun (Alan) Yan, one (1) shall be a Preferred Director, who shall initially be Richard Lim, and one (1) shall be the Independent Director.

9.4          Board Observer.

(a)           If News Corp. and its Affiliates holds at least four million (4,000,000) Preferred Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), it shall have the right to designate one individual (the “News Corp Observer”), which individual shall initially be Wendi Murdoch, to attend all meetings of the Board of Directors and all committees thereof (whether in person, by telephone or otherwise) in a non-voting observer capacity and receive all minutes of meetings of the Board of Directors and all committees thereof.

(b)           If Arrowpoint and its Affiliates hold at least 1,000,000 Preferred Shares (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such shares and the like), it shall also have the right to designate one individual (the “Arrowpoint Observer”, and together with the News Corp Observer, the “Observers”), to attend all meetings of the Board of Directors and committees other than the audit, compensation and nomination committees, as the case may be, thereof (whether in person, by telephone or otherwise) in a non-voting observer capacity and receive all minutes of meetings of the Board of Directors and committees thereof.

(c)           The Company shall provide to the Observers, concurrently with the members of the Board of Directors, and in the same manner, notice of such meeting and a copy of all materials provided to such members. The Observers may be excluded from all or any portion of a meeting of the Board of Directors or any committees thereof where his or her presence could reasonably result in (i) the disclosure of trade secrets to a Competitor of the Group Companies or (ii) the loss of attorney-client privilege.

(d)           Each of News Corp. and its Affiliates and Arrowpoint and its Affiliates shall, and shall cause its designated Observers to, hold in confidence and trust and not disclose any information provided to or learned by it/him/her in connection with its rights under this Section 9.4 in accordance with Section 11 hereof.

9.5          Board of Subsidiaries. Unless otherwise approved by the holders of a majority in voting power of the then outstanding Preferred Shares (voting as a separate class and on an as converted basis)) and the holders of a majority in voting power of the then outstanding Ordinary Shares (voting as a separate class), the board of directors of each current or future subsidiary of the Company (including the Domestic Entities and any subsidiary of a Domestic Entity) shall consist of the same persons as directors as those of the Company, and such directors shall be appointed and removed by the appointing parties in the same manner, if permitted under the Laws of the jurisdiction of such subsidiary, as provided for the Board of Directors in Section 9.2 above.

10.                               Drag Along Right.

10.1        General Rights. In the event that prior to the completion of a Qualified Public Offering, the Company receives a written offer for a Trade Sale (as defined below) that is mutually acceptable to and approved by (i) the holders of a majority in voting power of the then outstanding Ordinary Shares held by all the full-time employees of the Group Companies, and (ii) the Holders of a majority of the voting power of the Preferred Shares voting as a single class and on an as converted basis (the holders in clauses (i) and (ii) shall be referred to collectively hereinafter as the “Initiating Shareholders”), the Company shall give to all (but not less than all) of the remaining holders of Equity Securities of the Company a written notice of such approval, and the Founder (including his/its assigns), the Investors (including their assigns) and any remaining holders of Equity Securities of the Company shall, and shall cause each of the Future Significant Holder of Ordinary Shares as a condition to the issuance of shares thereto to, consent to, enter into any agreement in connection with, participate in, and shall cause all other shareholders of the Company to promptly consent to, enter into any agreement in connection with, and participate in, such Trade Sale, provided, that such agreement provides for the distribution of proceeds in accordance with Article 7.2(A) of the Restated Memorandum and Articles.

10.2        Definition. For purposes of this Agreement, a “Trade Sale” means either (i) any consolidation, amalgamation, scheme of arrangement or merger of the Company with or into any other Person or other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization, own less than fifty percent (50%) of the Company’s voting power immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred, (ii)

a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of the Company), (iii) the sale, pledge, transfer or other disposition of all or substantially all of the Company’s outstanding shares (or any series of related transactions resulting in such sale, pledge, transfer or other disposition of all or substantially all of the Company’s outstanding shares), or (iv) a sale, transfer or a grant of an exclusive, irrevocable license of all or substantially all of the proprietary rights, intellectual property owned, or controlled by ownership, contractual rights or otherwise, by the Company to a third party (other than another Group Company).

10.3        Subject to Section 10.1, in the event such Trade Sale acceptable to and approved by the Initiating Shareholders is to be brought to a vote at a shareholder meeting, each holder of Ordinary Shares or Preferred Shares entitled to vote at such meeting agrees to:

(a)           present, in person or by proxy, at all such meetings be counted for the purposes of determining the presence of a quorum at such meetings and the presence of the number of votes necessary for the effectiveness of any shareholder resolutions;

(b)           vote (in person, by proxy or by action by written consent, as applicable) all shares of the capital securities of the Company as to which it has beneficial ownership in favor of such Trade Sale and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Trade Sale;

(c)           refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to such Trade Sale; and

(d)           execute and deliver all related documentation and take such other action in support of the Trade Sale as shall reasonably be requested by the Initiating Shareholders.

10.4        Except for this Agreement, none of the parties hereto nor any Affiliates thereof shall deposit any shares of capital securities beneficially owned by such party or Affiliate in a voting trust or subject any such shares of capital securities to any arrangement or agreement with respect to the voting of such shares of capital securities.

10.5        Drag-along Provisions to Control. For the avoidance of doubts, if and to the extent that there are inconsistencies between any other provisions of this Agreement and this Section 10, the terms of this Section 10 shall prevail and control.

11.                               Confidentiality.

(a)           Disclosure of Terms. The terms and conditions of the Transaction Documents, and all exhibits and schedules attached to such agreements, and the information of the Group Companies obtained by any of the Investors in connection with the exercise of their rights under Section 7 (collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any party hereto to any third party. Each Investor shall, and shall cause all of its nominees on the board of directors of the Company or any of its subsidiaries, hold in confidence and trust and not disclose any information provided to or learned by it/him/her in connection with such nominee’s capacity as a director or an observer of the applicable board of directors.

(b)           Permitted Disclosures. Notwithstanding the foregoing, Section 11(a) shall not apply to (i) disclosures of Confidential Information by a party to its current or bona fide prospective investors, Affiliates and their respective employees, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information, in each case only where such persons or entities are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in Section 11(a), and (ii) disclosures of Confidential Information to the extent required pursuant to applicable Law (including the applicable rules of any stock exchange), in which case the party required to make such disclosure (the “Disclosing Party”) shall provide the other parties hereto with prompt written notice of that fact, shall consult with the other parties hereto regarding such disclosure, and shall use reasonable efforts to cooperate with the Company at the Company’s expense to the extent that the Company seeks a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed.

(c)           Cumulative Provisions. The provisions of this Section 11 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed between the Company and any of the other parties.

12.                               Assignments and Transfers; No Third-Party Beneficiaries.

This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Unless otherwise provided herein, the rights of any Holder hereunder are only assignable (i) by such Holder to any other Holder, (ii) to an Affiliate of such Holder or (iii) to an assignee or transferee who acquires Equity Securities of the Company held by such Holder and who is not a Competitor of any Group Company, and each such assignee shall execute a joinder agreement and become a party to this Agreement as a Holder, and then in each case, with the consent of the Board of Directors, the Company may add each such assignee as a party to this Agreement as a “Holder” hereunder, without the need for any consent, approval or signature of any party to this Agreement. This Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of the other parties. Notwithstanding anything to the contrary in this Agreement, none of the Holders shall transfer its Equity Securities to any Person (individual or entity) unless and until it shall have furnished to the Company and the Major Holders a legal opinion in form and substance satisfactory to the Company and the Major Holders to the effect that any proposed transfer or resale of its Equity Securities to such Person is in compliance with all applicable Laws, including but not limited to the Laws of the PRC.

13.                               Miscellaneous.

13.1        Governing Law. This Agreement shall be governed by and construed under the Laws of the State of California, without regard to principles of conflicts of law thereunder.

13.2        Dispute Resolution.

(a)           Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination thereof (the “Dispute”), shall be resolved through consultation between the parties. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation (the “Request for Consultation”). If within thirty (30) days following the date on which the Request for Consultation is delivered the Dispute cannot be resolved, the Dispute shall be submitted to arbitration upon the request of either party with written notice to the other (the “Notice”).

(b)           The arbitration shall be conducted in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Notice of Arbitration is submitted in accordance with the said Rules. The number of arbitrator shall be one. The arbitration shall be conducted in the English language. If the parties do not agree on the nomination of an arbitrator within thirty (30) days after the delivery of the Notice to the other party, the appointment shall be made by the HKIAC. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 13.2, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 13.2 shall prevail.

(c)           Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such party.

(d)           The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

(e)           When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(f)            The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(g)           Either party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitration tribunal.

(h)           The arbitration tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of the State of California and shall not apply any other substantive Law.

13.3        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be treated as an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile or PDF copy shall be deemed for all purposes as being good and valid execution and delivery of this Agreement by that party.

13.4        Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by express courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on the signature page of this Agreement (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties to this Agreement given in accordance with this Section 13.4). Where a notice is sent by express courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by express service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of three (3) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

13.5        Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

13.6        Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

13.7        Entire Agreement: Amendments and Waivers. This Agreement and the other Transaction Documents (as defined in the Share Purchase Agreement and as amended) and any other written agreements entered into or to be entered into by and among the parties hereto concurrently with the execution of this Agreement and/or the other Transaction Documents (as the case may be) constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the parties with respect to the subject matter hereof (including without limitation the Prior Agreement). Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company; (ii) the holders of a majority of the voting power of the Preferred Shares (voting as a single class and on an as converted basis), except that, (1) any amendment or waiver affecting a holder of a particular series of Preferred Shares materially and adversely differently from the other holders of the same series of Preferred Shares shall require the consent of such adversely affected holder, and (2) any amendment or waiver that materially and adversely impacts on a relative basis the specific rights of one series of Preferred Shares in comparison with the other series of Preferred Shares shall require the consent of the holders of at least a majority of the voting power of such adversely affected series of Preferred Shares; and (iii) Persons holding at least a majority in voting power of the Ordinary Shares then outstanding held by the full-time employees of the Group

Companies (voting together as a separate class and on an as converted basis), except that any such amendment or waiver that treats a holder of Ordinary Shares who are the then full-time employees of the Group Companies in a materially adverse manner than the other holders of Ordinary Shares who are the then full-time employees of the Group Companies in their capacity as such shall require the consent of such adversely affected holder. Notwithstanding the foregoing, any party may waive the observance as to such party of any provision of this Agreement which such party has a right to enforce (either generally or in a particular instance and either retroactively or prospectively) by an instrument in writing signed by such party without obtaining the consent of any other party. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, the Founder, the Company and any other parties to this Agreement.

13.8        Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable Laws. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

13.9        Accession to this Agreement. The Company covenants that until a Qualified Public Offering, it will use its commercially reasonable efforts to cause all future holders of more than one percent (1%) of the Company’s then outstanding share capital on an as-converted basis to join this Agreement as a party. The Parties hereby agree that such holders may become parties to this Agreement by executing an instrument of accession to this Agreement in a standard and customary form reasonably satisfactory to the Company, without any amendment of this Agreement according to Section 13.7 hereof.

13.10      Further Assurances. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement. The Company agrees to use their reasonable best efforts to ensure that the rights granted under this Agreement to the Holders are effective and that the Holders enjoy the benefits thereof. Each of the parties hereto will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed by it, but will at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such actions as may be necessary or reasonably requested by the other parties in order to protect the rights of the parties hereunder against impairment.

13.11      Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

13.12      No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

13.13      No Presumption. The parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

13.14      Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

13.15      Aggregation of Shares. All shares held or acquired by Affiliates of a Holder shall be aggregated for purposed of determining the availability of any rights under this Agreement.

13.16      Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Preferred Shares or Ordinary Shares, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

13.17      Investors’ Rights Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Memorandum and Articles, the terms of this Agreement shall control. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Memorandum and Articles so as to eliminate such inconsistency.

13.18      Dual Voting Structure. Each party who is a member of the Company undertakes to vote in favor of an amendment of the Restated Memorandum and Articles immediately prior to the closing of the Qualified Public Offering to adopt a dual class voting structure such that up to 10,515,654 Ordinary Shares directly and indirectly held by Alan (Fangjun) Yan and his wife through their personal holding companies, namely Universe Access Enterprises Limited and Master Field Management Limited, as of the date of adoption of such amendment of the Restated Memorandum and Articles to be effective upon the completion of the Qualified Public Offering, be reclassified as Class B Ordinary Shares on a one for one basis having a minimum of twenty votes per Class B Ordinary Share, while all the other Ordinary Shares will be reclassified as Class A Ordinary Shares on a one for one basis having one vote per Class A Ordinary Share, and all the Preferred Shares will be convertible into and then redesignated into Class A Ordinary Shares, but not Class B Ordinary Shares.

13.19      GSR Seal. Notwithstanding any other provision in this Agreement, this Agreement shall not be effective unless and until the ultimate general partner of each of GSR Ventures II, L.P. and GSR Associates II, L.P. has affixed its seal or chop on the appropriate signature page hereof.

13.20      Termination. Except for the provisions under Sections 2 through 5, and Sections 6.1, 6.2, 6.3, 6.4, 6.5, 7.4, 9.4(d), 11, 12, and 13 which shall survive in accordance with the terms thereof, this Agreement shall terminate upon the earlier of (i) the closing of a Qualified Public Offering or (ii) the liquidation, dissolution, or winding up of the Company or the closing of a Trade Sale. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

AdChina Ltd.

By:	/s/ AlanYan
Name:	AlanYan
Capacity:	Founder & CEO

Address:

211 Shi Men Yi Road,
Media Zone Jingan 20F
Shanghai 200041, China 200041
Tel: +21 62675588
Fax:+21 62679328
Attention: AlanYan

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WFOEs:

Kendall Technology Development (Shanghai) Co., Ltd.
(舜易科技发展（上海）有限公司)

By:	/s/ AlanYan
Name:	AlanYan
Capacity:	Authorized Signatory

Address:
211 Shi Men Yi Road,
Media Zone Jingan 20F
Shanghai 200041, China 200041
Tel: +21 62675588
Fax:+21 62679328
Attention: AlanYan

[Signature Page to Investors’ Rights Agreement]

Shanghai Menlo Network Technologies , Inc.
(易准科技发展（上海）有限公司)

By:	/s/ AlanYan
Name:	AlanYan
Capacity:	Authorized Signatory

Address:
3F Building #3, No. 1180 Xing Xian Road, Shanghai

Shanghai Yizhun Culture and Media Co., Ltd.
(上海易准文化传媒有限公司)

By:	/s/ Alan Yan
Name:	Alan Yan
Capacity:	/s/ Authorized Signatory

Address:
3F Building #3, No. 1180 Xing Xian Road, Shanghai

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DOMESTIC COMPANIES:

Shanghai New E-Media Advertising Co., Ltd.
(上海新易传媒广告有限公司)

By:	/s/ AlanYan
Name:	AlanYan
Capacity:	Authorized Signatory

Address:
211 Shi Men Yi Road,
Media Zone Jingan 20F
Shanghai 200041, China 200041
Tel: +21 62675588
Fax:+21 62679328
Attention: AlanYan

Shanghai Yihong Advertising Co., Ltd.
(上海易宏传媒广告有限公司)

By:	/s/ AlanYan
Name:	AlanYan
Capacity:	Authorized Signatory

Address:
211 Shi Men Yi Road,
Media Zone Jingan 20F
Shanghai 200041, China 200041
Tel: +21 62675588
Fax:+21 62679328
Attention: AlanYan

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GSR Ventures II, L.P.

By:	GSR Partners II, L.P.
Its General Partner

By:	GSR Partners II, Ltd.
Its General Partner

By:	/s/ Richard Lim
Authorized Signatory

Address:
101 University Ave, 4th Floor
Palo Alto, CA 94301
Tel: +1-650-331-7300
Fax: +1-650-331-7301
Att: Richard Lim

GSR Associates II, L.P.

By:	GSR Partners II, L.P.
Its General Partner

By:	GSR Partners II, Ltd.
Its General Partner

By:	/s/ Richard Lim
Authorized Signatory

Address:
101 University Ave, 4th Floor
Palo Alto, CA 94301
Tel: +1-650-331-7300
Fax: +1-650-331-7301
Att: Richard Lim

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Banean Holdings Ltd.

By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

Address:
101 University Ave, 4th Floor
Palo Alto, CA 94301
Tel: +1-650-331-7300
Fax: +1-650-331-7301
Att: Richard Lim

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Norwest Venture Partners VII-A-Mauritius

By:	/s/ Kurt Betcher

Its: Director

Address:

Norwest Venture Partners VII-A-Mauritius
c/o International Financial Services Limited
IFS Court, Twenty Eight, Cybercity, Ebene, Mauritius

Cc:
Kurt Betcher, Director
Norwest Venture Partners VII-A-Mauritius
525 University Avenue, Suite 800
Palo Alto, CA 94301

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

News America Incorporated

By:	/s/ Authorized Signatory
Name:
Capacity:

Address:

1211 Avenue of the Americas
New York, NY 10036.
Tel: 212 852-7724
email: jnova@newscorp.com

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Richmond China Media, L.P.

By: Richmond China Media GP, LLC
Its: General Partner

By:	/s/ Peter Kellner
Peter Kellner
Its:	Manager

Address:

c/o Richmond Management LLC
12 East 49th Street
40th Floor
New York, NY 10017
Tel: +212.430.0135

Uhuru Capital LLC

By:	/s/ Peter Kellner
Name:	Peter Kellner
Title:

Address:

c/o Richmond Management LLC
12 East 49th Street
40th Floor
New York, NY 10017
Tel: +212.430.0135

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Richmond China Media II, LP

By: Richmond China Media II GP, LLC
Its: General Partner

By:	/s/ Peter Kellner
Peter Kellner
Its:	Manager

Address:

c/o Richmond Management LLC
12 East 49th Street
40th Floor
New York, NY 10017
Tel: +212.430.0135

Uhuru China Media LLC

By:	/s/ Peter Kellner
Name:	Peter Kellner
Title:

Address:

c/o Richmond Management LLC
12 East 49th Street
40th Floor
New York, NY 10017
Tel: +212.430.0135

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Arrowpoint Fundamental Opportunity Fund, LP

By: Arrowpoint Partners GP, LLC
its General Partner

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

Address:
100 Fillmore Street, Suite 325
Denver, CO 80206

Iron Horse Investments, LLC

By: Arrowpoint Asset Management, LLC
its Investment Adviser

By:	/s/ David Corkins
Name: David Corkins
Title: Managing Member

Address:
100 Fillmore Street, Suite 325
Denver, CO 80206

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Catalyst China, LLC

By:	/s/ Authorized Signatory
Name:
Title:

Address:

900 3rd Avenue, Suite 1000
New York, NY 10022

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ORDINARY HOLDERS:

THE MARVELOUS ISLAND TRUST

By:	/s/ Chingwei Peter Cheng
CHINGWEI PETER CHENG

By:	/s/ Chingwei Peter Cheng
CHINGWEI PETER CHENG

Address:

525 Trinidad Lane
Foster City, CA 94404, USA

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ORDINARY HOLDERS:

MAGNOLIA TRUST

By:	/s/ Liangjie Xu
LIANGJIE XU

By:	/s/ Liangjie Xu
LIANGJIE XU

Address:

12011 Magnolia Court
Saratoga, CA 95070, USA

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FOUNDERS:

Universe Access Enterprises Limited

By:	/s/ Fangjun (Alan) Yan
Fangjun (Alan) Yan

Master Field Management Limited

By:	/s/ Yuying Zhao
Yuying Zhao

By:	/s/ Fangjun (Alan) Yan
Fangjun (Alan) Yan

Address:

No. 47, Nan Chang Road,
Luwan District, Shanghai, PRC

[Signature Page to Investors’ Rights Agreement]

EXHIBIT A

授 权 委 托 书

委托人:	姓 名:

身份证号:

地 址:

邮 编:

电 话:

受委托人:

地 址:

邮编:

电 话:

委托人拟行使根据其于200 年    月      日与          ,一家根据开曼群岛法律设立的豁免公司(“境外公司”)，签署之认股证书/期权协议而获得的认股权/期权。在满足认股证书/期权协议规定的相应条件的情况下,委托人将获得境外公司的                  股普通股。现就上述认股权/期权行使行为委托受委托人代为办理相关的外汇登记手续。

受委托人的代理权限为: 代为提出申请,并办理有关声明、 承认、 变更或放弃的手续,领取有关通知、证明、文件等资料, 以及其他一切与办理此次外汇登记相关的事宜。

委托人:                                           （签字）

二零           年      月        日

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